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Arthur Anderson LLP

                                                                    Exhibit 23.3

                   Consent of Independent Public Accountants
                   -----------------------------------------

     As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.


                                /s/ ARTHUR ANDERSEN LLP

Orlando, Florida
June 28, 1999